Exhibit 10.3

AMENDMENT NUMBER 2
TO
THE MACERICH COMPANY
DEFERRED COMPENSATION PLAN
FOR SENIOR EXECUTIVES
(As Amended and Restated Effective as of January 1, 2003)

WHEREAS, The Macerich Company (the “Company”) has established and maintains The Macerich Company Deferred Compensation Plan for Senior Executives (As Amended and Restated Effective as of January 1, 2003) (the “Plan”) to provide supplemental retirement income benefits through deferrals of salary and bonuses for certain Eligible Employees (as defined in the Plan); and

WHEREAS, the Plan was frozen December 31, 2004, so that the benefits provided thereunder would be exempt from application of Section 409A of the Internal Revenue Code of 1986 (the “Code”); and

WHEREAS, Treasury Regulations and Internal Revenue Service guidance under Section 409A of the Code promulgated since the adoption of the Plan allow for the amendment of the Plan to permit payments to persons other than Participants pursuant to certain domestic relations orders without affecting the Plan’s status under Section 409A of the Code; and

WHEREAS, the Company has determined that it is appropriate and desirable to amend the Plan, pursuant to Section 10.4 of the Plan, to permit payments pursuant to domestic relations orders in a manner that complies with such regulations and guidance.

NOW, THEREFORE, the Plan is hereby amended as set forth below, effective May 1, 2011.

ARTICLE I
TITLE AND DEFINITIONS

1.               Section 1.2 of the Plan is amended by the addition of definitions of new defined terms “Alternate Payee” and “Domestic Relations Order,” which shall read as follows:

“Alternate Payee” shall mean a spouse, former spouse, child or other dependent of a Participant, who has the right to receive all or a portion of the Participant’s Accounts under this Plan pursuant to a Domestic Relations Order.

“Domestic Relations Order” shall mean a “domestic relations order” as such term is defined in Section 414(p)(1)(B) of the Code.

ARTICLE VI
DISTRIBUTIONS

2.               Article VI of the Plan is amended by adding a new Section 6.5 thereto, to read as follows:

6.5                                 Domestic Relations Order.

Notwithstanding the foregoing provisions of this Article VI, an Alternate Payee may receive payment of all or any portion of a Participant’s Accounts at such time and in such form (from among those set forth in Section 6.1 or in an immediate lump sum payment) as may be specified in or elected in accordance with a Domestic Relations Order.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment this 6th day of May, 2011.

THE MACERICH COMPANY

By	/s/ Stephanie P. Corcoran